Exhibit 20.15

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2005

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		17.36%
Delinquency Rate:	30 to 59 days	1.31%
	60 to 89 days	0.86%
	90 + days	1.75%

Excess Spread Analysis

	Series	COMT 1998-1
	Portfolio Yield	19.75%
	Weighted Average Coupon	6.19%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	3.86%

Excess Spread Percentage:	July-05	8.21%
	Jun-05	7.49%
	May-05	7.36%
	3-Month Average Excess Spread	7.69%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2005

Capital One Master Trust (COMT)

Series		COMT 1999-3
Size		$500 MM
Expected Maturity (Class A)		07/17/2006

Gross Monthly Payment Rate		17.36%
Delinquency Rate:	30 to 59 days	1.31%
	60 to 89 days	0.86%
	90 + days	1.75%

Excess Spread Analysis

	Series	COMT 1999-3
	Portfolio Yield	19.75%
	Weighted Average Coupon	3.93%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	3.86%

Excess Spread Percentage:	July-05	10.46%
	Jun-05	9.79%
	May-05	9.76%
	3-Month Average Excess Spread	10.01%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2005

Capital One Master Trust (COMT)

Series		COMT 2000-3	COMT 2000-4
Size		$1000 MM	$1200 MM
Expected Maturity (Class A)		08/15/2007	10/17/2005

Gross Monthly Payment Rate		17.36%	17.36%
Delinquency Rate:	30 to 59 days	1.31%	1.31%
	60 to 89 days	0.86%	0.86%
	90 + days	1.75%	1.75%

Excess Spread Analysis

	Series	COMT 2000-3	COMT 2000-4
	Portfolio Yield	19.75%	19.75%
	Weighted Average Coupon	3.95%	6.26%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	3.86%	3.86%

Excess Spread Percentage:	July-05	9.95%	7.63%
	Jun-05	9.27%	6.95%
	May-05	9.25%	6.83%
	3-Month Average Excess Spread	9.49%	7.14%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2005

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
Size		$1200 MM	$1200 MM	$750 MM	$1000 MM
Expected Maturity (Class A)		02/15/2008	03/15/2006	05/15/2006	08/15/2006

Gross Monthly Payment Rate		17.36%	17.36%	17.36%	17.36%
Delinquency Rate:	30 to 59 days	1.31%	1.31%	1.31%	1.31%
	60 to 89 days	0.86%	0.86%	0.86%	0.86%
	90 + days	1.75%	1.75%	1.75%	1.75%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
	Portfolio Yield	19.75%	19.75%	19.75%	19.75%
	Weighted Average Coupon	3.64%	5.32%	5.27%	5.14%
	Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
	Net Loss Rate	3.86%	3.86%	3.86%	3.86%

Excess Spread Percentage:	July-05	10.26%	8.57%	8.62%	8.75%
	Jun-05	9.63%	7.90%	7.94%	8.06%
	May-05	9.61%	7.78%	7.81%	7.94%
	3-Month Average Excess Spread	9.83%	8.08%	8.12%	8.25%

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2005

Capital One Master Trust (COMT)

Series		COMT 2001-6	COMT 2001-8
Size		$1300 MM	$1000 MM
Expected Maturity (Class A)		08/15/2008	10/16/2006

Gross Monthly Payment Rate		17.36%	17.36%
Delinquency Rate:	30 to 59 days	1.31%	1.31%
	60 to 89 days	0.86%	0.86%
	90 + days	1.75%	1.75%

Excess Spread Analysis

	Series	COMT 2001-6	COMT 2001-8
	Portfolio Yield	19.75%	19.75%
	Weighted Average Coupon	3.80%	4.57%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	3.86%	3.86%

Excess Spread Percentage:	July-05	10.10%	9.32%
	Jun-05	9.43%	8.64%
	May-05	9.41%	8.51%
	3-Month Average Excess Spread	9.65%	8.82%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2005

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		01/15/2009	03/15/2007	05/15/2007

Gross Monthly Payment Rate		17.36%	17.36%	17.36%
Delinquency Rate:	30 to 59 days	1.31%	1.31%	1.31%
	60 to 89 days	0.86%	0.86%	0.86%
	90 + days	1.75%	1.75%	1.75%

Excess Spread Analysis

	Series	COMT 2002-1	COMT 2002-2	COMT 2002-4
	Portfolio Yield	19.75%	19.75%	19.75%
	Weighted Average Coupon	3.67%	3.60%	4.85%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	3.86%	3.86%	3.86%

Excess Spread Percentage:	July-05	10.23%	10.30%	9.05%
	Jun-05	9.60%	9.66%	8.36%
	May-05	9.58%	9.65%	8.24%
	3-Month Average Excess Spread	9.80%	9.87%	8.55%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.